Exhibit 99.1
BRIGHTSPIRE CAPITAL, INC.
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

Introductory Note

On June 12, 2026, the Sellers entered into the Purchase and Sale Agreement with the Purchasers, pursuant to which the Purchasers agreed to acquire the Net Lease 1 Investment for total consideration of $300.0 million, subject to customary prorations and adjustments, which constitutes a significant disposition of assets.

The Purchase Price was satisfied through (i) the Purchasers’ assumption of an existing mortgage loan in the original principal amount of $94.0 million and (ii) the assumption by an affiliate of the Purchasers of an existing mezzanine loan in the original principal amount of $106.0 million, in each case secured by or related to the Net Lease 1 Investment, with the remaining balance of the Purchase Price paid in cash at closing. The sale closed on September 14, 2026, following satisfaction of the closing conditions set forth in the Purchase and Sale Agreement, including lender approval of the assumption of the mortgage and mezzanine loans.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated balance sheet presents the Company’s unaudited condensed consolidated balance sheet as of June 30, 2026, as if the sale had been completed on that date. The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated statements of comprehensive income for the six months ended June 30, 2026 and for the year ended December 31, 2025 present the Company’s results of operations as if the sale had occurred on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of filing this report on Form 8-K.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles. The unaudited pro forma condensed consolidated financial statements were based on and derived from the Company’s historical consolidated financial statements. Actual adjustments, however, may differ materially from the information presented. Pro forma adjustments have been made in the accompanying pro forma condensed consolidated balance sheet as of June 30, 2026, and pro forma condensed consolidated statement of operations for the year ended December 31, 2025 for the estimated gain on sale, while no adjustments have been made for the use of proceeds resulting from the sale. Pro forma adjustments do not include allocation of corporate costs, as those are not directly attributable to the sale. In addition, the unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of what the financial position or income statement results would have actually been had the sale occurred on the dates indicated. As a result of the factors above, these unaudited pro forma condensed consolidated financial statements should not be indicative of our future consolidated financial performance or results.

BRIGHTSPIRE CAPITAL, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
As of June 30, 2026
(in Thousands, Except Share and Per Share Data)
(Unaudited)

	HISTORICAL(1)	TRANSACTION ACCOUNTING ADJUSTMENTS		PRO FORMA
Assets
Cash and cash equivalents	$68,157	$97,879	1(A)	$166,036
Restricted cash	101,563	(58)	1(A)	101,505
Loans and preferred equity held for investment	2,893,663	—		2,893,663
Current expected credit loss reserve	(98,658)	—		(98,658)
Loans and preferred equity held for investment, net	2,795,005	—		2,795,005
Real estate, net	450,338	—		450,338
Receivables, net	51,368	(14,236)	1(A)	37,132
Deferred leasing costs and intangible assets, net	4,337	—		4,337
Assets held for sale	248,418	(223,133)	1(A)	25,285
Other assets	28,547	(13)	1(A)	28,534
Total assets	$3,747,733	$(139,561)		$3,608,172
Liabilities
Securitization bonds payable, net	1,407,850	—		1,407,850
Mortgage and other notes payable, net	211,604	878	1(A)	212,482
Credit facilities	926,225	—		926,225
Accrued and other liabilities	54,527	(835)	1(A)	53,692
Liabilities related to assets held for sale	200,000	(200,000)	1(A)	—
Escrow deposits payable	76,261	—		76,261
Dividends payable	21,885	—		21,885
Total liabilities	2,898,352	(199,957)		2,698,395
Commitments and contingencies	—	—		—
Equity
Stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of June 30, 2026	—	—		—
Common stock, $0.01 par value per share	—	—		—
Class A, 950,000,000 shares authorized, 126,789,991 shares issued and outstanding as of June 30, 2026	1,268	—		1,268
Additional paid-in capital	2,845,471	—		2,845,471
Accumulated deficit	(1,983,759)	60,396	1(A)	(1,923,363)
Total stockholders’ equity	862,980	60,396		923,376
Noncontrolling interests in investment entities	(13,599)	—		(13,599)
Total equity	$849,381	$60,396		$909,777
Total liabilities and equity	$3,747,733	$(139,561)		$3,608,172
____________
(1)    Represents the Company’s historical consolidated balance sheet as of June 30, 2026, which was derived from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

BRIGHTSPIRE CAPITAL, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2026
(in Thousands, Except Share and Per Share Data)
(Unaudited)

	HISTORICAL(1)	TRANSACTION ACCOUNTING ADJUSTMENTS		PRO FORMA

Net interest income
Interest income	$101,592	$—		$101,592
Interest expense	(68,241)	—		(68,241)
Net interest income	33,351	—		33,351

Property and other income
Property operating income	63,086	(10,133)	2(A)	52,953
Other income	4,010	—		4,010
Total property and other income	67,096	(10,133)		56,963

Expenses
Property operating expense	38,589	(59)	2(A)	38,530
Transaction, investment and servicing expense	2,339	(37)	2(A)	2,302
Interest expense on real estate	10,213	(4,848)	2(A)	5,365
Depreciation and amortization	16,814	(4,382)	2(A)	12,432
Increase (decrease) of current expected credit loss reserve	15,247	—		15,247
Impairment of operating real estate	9,270	—		9,270
Compensation and benefits (including $2,918 of equity-based compensation expense)	18,045	—		18,045
Operating expense	6,253	(2)	2(A)	6,251
Total expenses	116,770	(9,328)		107,442

Other income
Other loss, net	(31)	—		(31)
Loss before equity in earnings of unconsolidated ventures and income taxes	(16,354)	(805)		(17,159)
Equity in earnings (loss) of unconsolidated ventures	(602)	—		(602)
Income tax expense	(104)	—		(104)
Net loss	(17,060)	(805)		(17,865)
Net loss attributable to noncontrolling interests in investment entities	3,572	—		3,572
Net loss attributable to BrightSpire Capital, Inc. common stockholders	$(13,488)	$(805)		$(14,293)

Net loss per common share - basic	$(0.12)	$(0.01)		$(0.13)
Net loss per common share - diluted	$(0.12)	$(0.01)		$(0.13)

Weighted average shares of common stock outstanding - basic	126,324	—		126,324
Weighted average shares of common stock outstanding - diluted	126,324	—		126,324
____________
(1)    Represents the Company’s historical statement of operations for the six months ended June 30, 2026, which was derived from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

BRIGHTSPIRE CAPITAL, INC.
PRO FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the Six Months Ended June 30, 2026
(in Thousands, Except Share and Per Share Data)
(Unaudited)

	HISTORICAL(1)	TRANSACTION ACCOUNTING ADJUSTMENTS		PRO FORMA
Net loss	$(17,060)	$(805)	2(A)	$(17,865)
Other comprehensive income (loss)	(17,060)	(805)		(17,865)
Comprehensive loss attributable to noncontrolling interests:
Investment entities	3,572	—		3,572
Comprehensive loss attributable to common stockholders	$(13,488)	$(805)		$(14,293)
____________
(1)    Represents the Company’s historical statement of comprehensive income for the six months ended June 30, 2026, which was derived from the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

BRIGHTSPIRE CAPITAL, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2025
(in Thousands, Except Share and Per Share Data)
(Unaudited)

	HISTORICAL(1)	TRANSACTION ACCOUNTING ADJUSTMENTS		PRO FORMA

Net interest income
Interest income	$194,888	$—		$194,888
Interest expense	(127,275)	—		(127,275)
Net interest income	67,613	—		67,613

Property and other income
Property operating income	127,649	(20,267)	2(A)	107,382
Other income	8,050	—		8,050
Total property and other income	135,699	(20,267)		115,432

Expenses
Property operating expense	65,915	(101)	2(A)	65,814
Transaction, investment and servicing expense	2,697	(83)	2(A)	2,614
Interest expense on real estate	23,707	(9,773)	2(A)	13,934
Depreciation and amortization	36,336	(8,765)	2(A)	27,571
Increase of current expected credit loss reserve	24,001	—		24,001
Impairment of operating real estate	61,620	—		61,620
Compensation and benefits (including $12,836 of equity-based compensation expense)	34,986	—		34,986
Operating expense	12,067	(4)	2(A)	12,063
Total expenses	261,329	(18,726)		242,603

Other income
Other gain (loss), net	(2,252)	60,396	2(B)	58,144
Loss before equity in earnings of unconsolidated ventures and income taxes	(60,269)	58,855		(1,414)
Income tax benefit (expense)	21,501	—		21,501
Net income (loss)	(38,768)	58,855		20,087
Net loss attributable to noncontrolling interests in investment entities	7,620	—		7,620
Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders	$(31,148)	$58,855		$27,707

Net income (loss) per common share - basic	$(0.26)	$0.46		$0.20
Net income (loss) per common share - diluted	$(0.26)	$0.46		$0.20

Weighted average shares of common stock outstanding - basic	126,883	—		126,883
Weighted average shares of common stock outstanding - diluted	126,883	2,369	2(C)	129,252
____________
(1)    Represents the Company’s historical statement of operations for the year ended December 31, 2025, which was derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

BRIGHTSPIRE CAPITAL, INC.
PRO FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
For the Year Ended December 31, 2025
(in Thousands, Except Share and Per Share Data)
(Unaudited)

	HISTORICAL(1)	TRANSACTION ACCOUNTING ADJUSTMENTS	PRO FORMA
Net income (loss)	$(38,768)	$58,855	$20,087
Other comprehensive income (loss)
Reclassification of net investment hedge to other gain (loss)	(18,603)	—	(18,603)
Foreign currency translation gain (loss)	24,940	—	24,940
Total other comprehensive income	6,337	—	6,337
Comprehensive income (loss)	(32,431)	58,855	26,424
Comprehensive (income) loss attributable to noncontrolling interests:
Investment entities	7,620	—	7,620
Comprehensive income (loss) attributable to common stockholders	$(24,811)	$58,855	$34,044
____________
(1)    Represents the Company’s historical statement of comprehensive income for the year ended December 31, 2025, which was derived from the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

BRIGHTSPIRE CAPITAL, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Adjustments to Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2026

(A) Represents the removal of assets and liabilities associated with the sale of the Net Lease 1 Investment, as well as, the receipt of cash net proceeds of approximately $97.9 million, following the assumption of the $200.0 million mortgage notes payable. The transaction accounting adjustments are shown below:

Gross purchase price	$300,000
Estimated closing and transaction costs	(1,275)
Estimated working capital adjustments	(846)
Assumption of mortgage notes payable	(200,000)
Net proceeds	97,879

Less: Real estate, net(1)	(201,307)
Less: Deferred leasing costs and intangible assets, net(1)	(21,826)
Less: Receivables, net (including straight-line rent receivable)	(14,236)
Less: Restricted cash and other assets	(71)
Less: Mortgage notes payable (assumed by Purchasers)	200,000
Less: Unamortized deferred financing costs	(878)
Less: Accrued and other liabilities	835
Pro forma gain	$60,396
_________________________________________
(1) Included in “Assets held for sale” on the consolidated balance sheet as of June 30, 2026.

2. Adjustments to Unaudited Pro Forma Consolidated Statements of Operations and Unaudited Pro Forma Consolidated Statements of Comprehensive Income

For the Six Months Ended June 30, 2026

(A) Represents the removal of the historical revenue and expenses associated with the Net Lease 1 Investment for the six months ended June 30, 2026.

For the Year Ended December 31, 2025
(A) Represents the removal of the historical revenue and expenses for the year ended December 31, 2025.

(B) Represents the approximate pro forma gain on sale of $60.4 million as if the sale of the Net Lease 1 Investment occurred on January 1, 2025.

(C) The calculation of diluted earnings per share for the year ended December 31, 2025 includes the effect of weighted average unvested restricted shares of 2,865,399, as the effect would be dilutive.